EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of the 22nd day of September, 2003 (the "Effective Date"), by and between Dtomi, Inc., a Nevada, corporation (the "Corporation")" and Mr. John R. Haddock, an individual residing in Weston, Florida (the "Executive")(collectively referred to herein as the "Parties").

RECITALS:

         WHEREAS, the Corporation desires to employ the Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Corporation in such capacity for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

                    1.     EMPLOYMENT TERMS AND DUTIES.

                  1.1 TERMS OF EMPLOYMENT. The Corporation hereby agrees to employ the Executive as its Chief Executive Officer and the Executive, in such capacity, agrees to provide services to the Corporation for the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date, September 22, 2008 (the "Employment Period"). During the term of the Agreement, so long as Executive shall serve as Chief Executive Officer, the Corporation hereby agrees to nominate and appoint Executive as a member of the Corporation's Board of Directors (the "Board").

                  1.2 DUTIES. The Executive agrees that, during the Employment Period, he shall devote his full business time, attention, and energies, and use his best efforts in the performance of his duties under the terms of this Agreement, which shall include, among other things, assisting the Corporation with raising capital and making presentations to prospective investors, overall management and oversight of the Corporation's operations, including the development, distribution, marketing, sale, and commercialization of that certain AirSpring Axle patent (the "Patent") licensed by the Corporation (the "Business"), consistent with the gross revenue projections (the "Gross Revenue Projections"), attached hereto as EXHIBIT A, or as may be amended by the Board of Directors (the "Board"), the execution of all consulting, agency, advisory and other external agreements, as well as all other services to the Corporation as are customary for a Chief Executive Officer, or as shall be reasonably requested by the Board. The foregoing duties shall be collectively referred to herein as the "Duties".

                           (a) NO  CONFLICTING  DUTIES.  During  the  Employment
Period, the Executive shall not enter the employ of, or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization or indirectly, acquire, hold, or retain any interest in any business competing with the Business of the Corporation without the prior consent of the board of directors. Nothing in this section shall prevent Executive from engaging in additional activities in connection with personal investments, business opportunities and community affairs that are not inconsistent with Executive's duties under this Agreement.

                  1.3 COMPENSATION. Subject to the terms and conditions of this Agreement, during the Employment Period, the Corporation shall compensate the Executive for his services as follows:
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                           (a) BASE SALARY. For the twelve (12) months following
the Effective Date, Executive shall receive a salary at the annual rate of One Hundred Thousand Dollars ($100,000) ("First Base Salary"), less statutory deductions and withholdings, payable on a bi-weekly basis. Payments due for the First Base Salary shall date back to August 15, 2003 and shall be paid to Executive immediately following the Effective Date. For the duration of the Employment Period thereafter, Executive shall receive a salary at the annual rate of Two Hundred Thousand Dollars ($200,000) ("Second Base Salary"). First Base Salary and Second Base Salary shall be collectively referred to herein as "Base Salary."

                           (b)  SIGNING   BONUS.   Immediately   following   the
Effective Date of this Agreement, the Executive shall receive a signing bonus of $100,000 (the "Signing Bonus"), payable as One Hundred (100) "Units" each consisting of (i) 10,526 shares of the Corporation's common stock, $.001 par value per share ("Common Stock") and (ii) a warrant ("Warrant") to purchase 10,526 shares of Common Stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005, subject to the terms and conditions set forth in that certain Subscription Agreement attached hereto as EXHIBIT B.

                           (b) PERFORMANCE BONUSES.  Executive shall be eligible
to receive incentive compensation payments, which, in the aggregate, are not less than the highest salaried payments provided to any other senior executives of the Corporation. The Corporation intends to establish an incentive compensation program. Executive shall receive credit for any periods beginning with the Effective Date of this Agreement.

                           (c) OPTION TO PURCHASE SHARES.  The Corporation shall
grant Executive, immediately following the
Effective Date, an option to acquire, as set forth in that certain Stock Option Agreement, attached hereto as EXHIBIT C, 910,125 shares of the Corporation's stock at an exercise price of $0.095 per share. The Corporation hereby acknowledges and agrees that upon completion of that certain financing (the "Financing") the terms of which are attached hereto as EXHIBIT D, there will be approximately 24,000,000 issued and outstanding shares of the Corporation, including common shares and warrants.

                           (d)  UTILIZATION  OF  EMPLOYEE   LEASING  OR  PAYROLL
COMPANY. It is acknowledged that the Corporation intends to utilize an employee leasing or payroll company. This Agreement shall survive any and all termination of any employee leasing and/or payroll company that Corporation engages now or in the future. The Executive shall not give up any rights or entitlements under any such employee leasing and/or payroll agreements.

                           (e) CORPORATION  NOT LIABLE FOR EXECUTIVE'S  PERSONAL
TAX LIABILITIES. All compensation payable to Executive hereunder shall be subject to the Corporation's rules and regulations, and shall also be subject to all applicable State and federal employment law(s); it being understood that Executive shall be responsible for the payment of all taxes resulting from a determination that any portion of the compensation and/or benefits paid/received hereunder is a taxable event to Executive; it being further understood that Executive shall hold the Corporation harmless from any governmental claim(s) for Executive's personal tax liabilities, including interest or penalties, arising from any failure by Executive to pay his individual taxes when due.

                  1.4      BENEFITS.
                           --------

                           (a)  INSURANCE.  Executive  shall be a participant in
any and all insurance plans (the "Insurance
Plans") maintained by the Corporation on substantially the same terms and conditions as any and all other of the Corporations' executives, including, but not limited to:
                                    (i)  HEALTH  INSURANCE.  Executive  shall be
entitled to participate in Corporation's health insurance plan on substantially the same terms and conditions as any and all other of the Corporations' employees.

                                    (ii) DISABILITY INSURANCE.  Corporation will
provide the Executive with disability insurance, the terms of which shall provide coverage sufficient to compensate or to provide a benefit to Executive equivalent to the Base Salary due under this Agreement in the event that Executive becomes disabled, as defined by the terms of the disability policy.

                                    (iii) DIRECTORS AND OFFICERS INSURANCE.  The
Corporation will provide the Executive with Directors and Officers Insurance.

                           (b)  FAILURE  TO  PROVIDE  INSURANCE.  The  Executive
acknowledges that the Corporation, as of the Effective Date, has no Insurance Plans in effect. The Corporation shall use its best efforts to obtain such insurance plans. In the event that no Insurance Plans have been provided to Executive by December 31, 2003, the Corporation shall pay the Executive a sufficient amount of money, but no more than two thousand five hundred dollars ($2,500) per month, such that Executive may purchase Insurance Plans for himself.

                           (c) VACATION.  Executive  shall be entitled to twenty
(20) days paid vacation per annum. Any unused vacation time may be carried forward to the following year. Executive agrees that he will not use his twenty (20) days of paid vacation consecutively during the first Twelve (12) months following the Effective Date. Executive shall also be entitled to all recognized holidays provided to all employees of the Corporation.

                           (d)  REIMBURSEMENT  FOR BUSINESS AND TRAVEL EXPENSES.
The Corporation shall reimburse Executive for all ordinary and necessary business and travel expenses actually incurred by Executive on behalf of the Corporation in the performance of his duties hereunder upon presentation by Executive of vouchers, receipts, or other written evidences in accordance with the standard policies of the Corporation and the rules of the Internal Revenue Service.

         2. TERMINATION. The Executive may be terminated for any of the following reasons, and the Executive's right to compensation for periods after the date his employment with the Corporation terminates shall be determined in accordance with the following:

                  2.1 TERMINATION WITHOUT CAUSE. In the event the Corporation terminates the Executive's employment under this Agreement without cause, the Executive shall be entitled to receive:

               (a) a cash payment equal to two (2) years of Executive's base salary, in accordance with the provisions of subparagraph 1.3(a); and

               (b) benefits as enumerated under subparagraph 1.4(a) and 1.4(b) for a period of two (2) years from the date of such termination; and
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               (c)  payments  of any  amounts  then due and owing the  Executive under any provisions herein.

                  2.2 TERMINATION WITH CAUSE. In the event the Corporation terminates the Executive's employment under this Agreement with Cause, the Corporation shall have no obligation to make payments to the Executive. Termination pursuant to this paragraph shall be in addition, and without prejudice to, any other right or remedy to which the Corporation may be entitled at law, in equity, or under this Agreement. For purpose of this subparagraph 2.2, the Executive shall be considered discharged for "Cause" if he is discharged by the Corporation on account of the occurrence of one or more of the following events:

                           (a) the  Executive  becomes  habitually  addicted  to
drugs or alcohol;

                           (b) the Executive discloses confidential  information
in violation of paragraph 3;

                           (c) the  Corporation  is  directed by  regulatory  or
governmental authorities to terminate the employment of the Executive;

                           (d) the  Executive  fails to fulfill his Duties under
this Agreement after: (i) notice has been given to the Executive by the Board that Executive is failing to fulfill his Duties; and
(ii) the Executive has been given a period of twenty (20) days after such notice to cure such misconduct;

                           (e) the Executive commits an act of fraud against the
Corporation; and

                           (f)      the  Corporation  fails to meet seventy
percent (70%) of its Gross Revenue Projections six (6) months following the completion of the Financing.

                  2.3 VOLUNTARY RESIGNATION. In the event the Executive voluntarily resigns from his employment under this Agreement, the Corporation shall have no obligation to make payments to the Executive unless a Change of Control shall occur and there is a change in the duties and responsibilities of Executive from those set forth in Paragraph 1.2 ("Change in Duties") and within 12 months after the Change of Control and the Change in Duties Executive voluntarily resigns, in which event, Executive shall be entitled to receive:

                           (a)      a cash  payment  equal  to two (2)  years
of Executive's Base Salary, in accordance with the provisions of subparagraph 1.3(a); and

                           (b)      benefits as enumerated under subparagraph
1.4(a)(i) for a period of two (2) years from the date of such termination; and

                           (c)  payments of any  amounts  then due and owing the
Executive under any provisions herein.

                           (d) For the  purposes of this  Agreement,  "Change of
Control" shall mean, and shall be deemed to have occurred upon the occurrence of, any of the following events, but only to the extent that such Change of Control is not a result of the Corporation's breach of any provision of the Patent License Agreement:

                                    (i)   the   Corporation    acquires   actual
      knowledge that (x) any person, other than the Corporation, a subsidiary, any employee benefit plan(s) sponsored by the Corporation or a subsidiary, has acquired the Beneficial Ownership (as provided in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation entitling such person to 30% of more of the voting power of the Corporation, or (y) any person or persons agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation or to act in concert or otherwise with the purpose of effect of changing or influencing control of the Corporation, or in connection with or as Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such person(s) to 30% or more of the voting power of the Corporation;

                                    (ii) a  tender  offer  is  made  to  acquire
      securities of the Corporation entitling the holders thereof to 30% or more of the voting power of the Corporation;

                                    (iii)  the   occurrence   of  a   successful
      solicitation subject to Rule 14a-11 under the Securities
      Exchange Act of 1934 as amended (or any successor Rule) (the "1934 Act") relating to the election or removal of 50% or more of the members of the board or any class of the board shall be made by any person other than the Corporation or less than 51% of the members of the board of directors (excluding vacant seats) shall be continuing directors;

                                    (iv)   the    occurrence    of   a   merger,
      consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the voting power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or

                                    (v)  the   current   board   of   directors,
      including the Executive, shall not constitute a majority of the directors of the Corporation.

                  2.4 DEATH OR DISABILITY. The Corporation shall have no obligation to make payment to the Executive immediately upon the death of Executive or six (6) months subsequent to a determination by a physician acceptable to the Executive and the Corporation that Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, due to a mental or physical illness.

                           (a)   SALARY    CONTINUATION    DURING    DISABILITY.
Notwithstanding paragraph 2.4 above, if Executive suffers any physical or mental disability that would prevent the performance of his essential job duties, the Corporation agrees to pay Executive fifty percent (50%) of Executive's Base Salary, payable in the same manner as provided for the payment of salary herein, for the duration of the disability, or six (6) months, whichever is less.

                           (b)     REASONABLE     ACCOMMODATION.      Reasonable
accommodation shall mean the acquisition or modification of equipment or devices, adjustment or modifications of training materials or policies, the provision of qualified readers or interpreters, and other similar accommodations for individuals with disabilities so long as said accommodation does not require significant difficulty or expense when considered in light of
(i) the nature and cost of the accommodation; (ii) the impact of the accommodation on the operations of the Corporation; and (iii) the financial resources of the Corporation.

                  2.5 FAILURE TO RAISE CAPITAL. In the event the Corporation fails to complete its Financing of at least $600,000 on the terms set forth in EXHIBIT D, by October 31, 2003, the Executive may voluntarily resign his employment under this Agreement, Corporation shall have no obligation to make payments to the Executive provided, Executive shall be entitled to receive:

                    (a) benefits as enumerated in Subparagraph 1.4(a) for a period of three months from the date of such termination; and

                    (b) payment of any amounts then due and owing the Executive.

         3. CONFIDENTIAL INFORMATION. Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning the Corporation and its affiliates that was acquired by or disclosed to the Executive during the course of his employment by the Corporation or any of its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information and financial statements), cost, and operations, financial data and plans, whether past, current or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way; provided, however, that the provisions of this paragraph 3 shall not apply to information that is in the public domain or that was disclosed to the Executive by independent third parties who were not bound by an obligation of confidentiality. The Executive further agrees that he shall not make any statement or disclosure that (a) would be prohibited by applicable federal or state laws or (b) is intended to be detrimental to the Corporation or any of its subsidiaries or affiliates.

                  3.1 INVENTIONS, DISCOVERIES AND IMPROVEMENTS. Any and all inventions, discoveries and improvements, whether protectible or unprotectible by Patent, trademark, copyright or trade secret, made, devised, or discovered by Executive, whether by Executive alone or jointly with others, from the Effective Date until the earlier of the Termination Date of this Agreement or the actual date of termination of employment, relating or pertaining in any way to Executive's employment with the Corporation, shall be promptly disclosed in writing to the Board, and become and remain the sole and exclusive property of the Corporation. Executive agrees to execute any assignments to the Corporation, or its nominee, of the Corporation's entire right, title, and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining Patents, trademarks or copyrights at the cost of the Corporation, with respect thereto in the United States and in all foreign countries, that may be requested by the Corporation. Executive further agrees, whether or not then in the employment of the Corporation, to cooperate to the fullest extent and in the manner that may be reasonably requested by the Corporation in the prosecution and/or defense of any suits involving claims of infringement and/or misappropriation of proprietary rights relevant to Patents, trademarks, copyrights, trade secrets, processes, and/or discoveries involving the Corporation's products; it being understood that all reasonable costs and expenses thereof shall be paid by the Corporation. The Corporation shall have the sole right to determine the treatment of disclosures received from Executive, including the right to keep the same as a trade secret, to use and disclose the same without a prior Patent Application, to file and prosecute United States and foreign Patent Applications thereon, or to follow any other procedure which the Corporation may deem appropriate. .

                  3.2 CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive hereby acknowledges that all trade, engineering, production, and technical data, information or "know-how" including, but not limited to, customer lists, sales and marketing techniques, vendor names, purchasing information, processes, methods, investigations, ideas, equipment, tools, programs, costs, product profitability, plans, specifications, Patent Application(s), drawings, blueprints, sketches, layouts, formulas, inventions, processes and data, whether or not reduced to writing, used in the development and manufacture of the Corporation's products and/or the performance of services, or in research or development, are the exclusive secret and confidential property of the Corporation, and shall be at all times, whether after the Effective Date or after the Termination Date, be kept strictly confidential and secret by Executive.

                  3.3 RETURN OF  PROPERTY.  Executive  agrees not to remove from the Corporation's office or copy any of the Corporation's confidential information, trade secrets, books, records, documents or customer or supplier lists, or any copies of such documents, without the express written permission of the Board of Directors of the Corporation. Executive agrees, at the Termination Date, to return any property belonging to the Corporation, including, but not limited to, any and all records, notes, drawings, specifications, programs, data and other materials (or copies thereof) pertaining to the Corporation's businesses or its product(s) and service(s), generated or received by Executive during the course of his employment with the Corporation.

                  3.4 NON-DISCLOSURE. Executive represents and agrees that during the term of this Agreement, and after the Termination Date, he will not report, publish, disclose, use, or transfer (collectively referred to as "Dissemination") to any person(s) or entity(ies) any property or information belonging to the Corporation without first having obtained the prior express written consent of the Corporation to do so; it being understood, however, that information which was publicly known, or which is in the public domain, or which is generally known, or the dissemination of which is required by the lawful order of a court or agency of competent jurisdiction, shall not be subject to this restriction nor shall any information which Executive is required to disclose by law.

                  3.5 INFORMATION OF OTHERS. Executive agrees that the Corporation does not desire to acquire from Executive any secret or confidential information or "know-how" of others. Executive, therefore, specifically represents to the Corporation that he will not bring to the Corporation any materials, documents, or writings containing any such information. Executive represents and warrants that from the Effective Date of this Agreement he is free to divulge to the Corporation, without any obligation to, or violation of the rights of others, information, practices and/or techniques which Executive will describe, demonstrate or divulge or in any other manner make known to the Corporation during Executive's performance of services. Executive also agrees to indemnify and hold the Corporation harmless from and against any and all liabilities, losses, costs, expenses, damages, claims or demands for any violation of the rights of others as it relates to Executive's misappropriation of secrets, confidential information, or "know-how" of others.

         4.        NON-SOLICITATION OF CUSTOMERS AND EMPLOYEES.

                  4.1  NON-SOLICITATION  OF CUSTOMERS.  Executive agrees that he will not, for a period of eighteen (18) months following the Termination Date, contact or solicit orders, sales or business from any customer of the
Corporation  for  similar   products  or  services   produced  or  sold  by  the
Corporation.

                  4.2 NON-SOLICITATION OF EMPLOYEES. Executive agrees that he will not, without the prior written consent of the Board for a period of eighteen (18) months following the Termination Date, directly or indirectly disturb, entice or hire away, or in any other manner persuade, any employee(s) or consultant(s) of the Corporation to discontinue that person's or firm's relationship with the Corporation if that employee(s) or consultant(s) were employed by the Corporation at any time during the six (6) month period prior to the Termination Date.

         5. NOTICE. All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at his or its address as follows (or at such other address as a party may designate by notice given hereunder):

                  If to Executive:                 John R. Haddock
                                                   2737 Pinehurst Drive,
                                                   Weston, Florida 33332

                  If to the Corporation:           Dtomi, Inc.
                                                   200 9th Avenue North
                                                   Safety Harbor, Florida 34695

                  With a copy to:                  David M. Otto
                                                   The Otto Law Group, PLLC
                                                   900 Fourth Ave., Suite 3140
                                                   Seattle, WA 98164

         6. SUIT, JURISDICTION. Any controversy between the Company and Executive arising out of, relating to, or concerning any of the terms, provisions or conditions of this Agreement shall be submitted first to mediation administered by the American Arbitration Association under its Commercial Mediation Rules, and, in the event that the Parties fail to reach a settlement of the controversy as a result of such mediation, to arbitration in accordance with the American Arbitration Association's National Arbitration Rules for the Resolution of Employment Disputes. The Parties agree that the mediation or arbitration shall take place in the State of Florida. On the written request of either party for arbitration of such a claim pursuant to this paragraph, the Company and Executive shall both be deemed to have waived the right to litigate the claim in any federal or state court. To the extent that any claim or controversy arising out of this Agreement cannot be submitted to arbitration as set forth above, each party hereby agrees that any suit, action or proceeding with respect to this Agreement, and any transactions relating hereto, shall be brought in the State of Florida, and each of the parties hereby irrevocably consents and submits to the jurisdiction of such Court for the purpose of any such suit, action or proceeding. Each of the parties hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding; any claim that it (he) is not personally subject to the jurisdiction of the above-named Court(s); and, to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any replacements hereof or thereof may not be enforced in or by such Court(s). The Company shall pay any and all costs associated with arbitration.

         7.       MISCELLANEOUS.

                  7.1 ASSIGNMENT. This Agreement shall be assigned to and inure to the benefit of, and be binding upon, any successor to substantially all of the assets and business of the Corporation as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Corporation or otherwise. Executive understands and agrees, however, that this Agreement is exclusive and personal to him only, and, as such, he will neither assign nor subcontract all or part of his undertaking(s) or obligation(s) under the terms of this Agreement.

                  7.2 ENTIRE AGREEMENT. Each party acknowledges that this Agreement constitutes the entire understanding between them, and that there are no other written or verbal agreement(s) or understanding(s) between them other than those set forth herein; it being understood that no amendment(s) to this Agreement shall be effective unless reduced to writing and signed by each party hereto.

                  7.3 SEVERABILITY. In the event that any provision of this Agreement shall be determined to be unenforceable or otherwise invalid, the balance of the provision(s) shall be deemed to be enforceable and valid; it being understood that all provision(s) of this Agreement are deemed to be severable, so that unenforceability or invalidity of any single provision will not affect the remaining provision(s).

                  7.4 HEADINGS. The Section(s) and paragraph heading(s) in this Agreement are deemed to be for convenience only, and shall not be deemed to alter or affect any provision herein.

                  7.5 INTERPRETATION OF AGREEMENT. This Agreement shall be interpreted in accordance plain meaning of its terms and under the laws of the State of Florida.

                  7.6 VARIATION. Any changes in the Sections relating to salary, bonus, or other material condition(s) after the Effective Date of this Agreement shall not be deemed to constitute a new Agreement. All unchanged terms are to remain in force and effect.

                  7.7 UNENFORCEABILITY. The unenforceability or invalidity of any provision(s) of this Agreement shall not affect the enforceability and/or the validity of the remaining provision(s).

                  7.8 COLLATERAL DOCUMENTS. Each party hereto shall make, execute and deliver such other instrument(s) or document(s) as may be reasonably required in order to effectuate the purposes of this Agreement.

                  7.9 NON-IMPAIRMENT. This Agreement may not be amended or supplemented at any time unless reduced to a writing executed by each party hereto. No amendment, supplement or termination of this Agreement shall affect or impair any of the rights or obligations which may have matured thereunder.

                  7.10 EXECUTION. This Agreement may be executed in one or more counterpart(s), and each executed counterpart(s) shall be considered by the parties as an original.

                  7.11 LEGAL COUNSEL. Executive represents to the Corporation that he has retained legal counsel of his own choosing, and was given sufficient opportunity to obtain legal counsel prior to executing this Agreement. Executive also represents that he has read each provision of this Agreement and understands its meaning.

                  7.12 EFFECT OF MERGER, TRANSFER OF ASSETS, DISSOLUTION. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Corporation resulting from either a merger or consolidation in which the Corporation is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of the Corporation. In the event of any such merger, or consolidation or transfer of assets, the Corporation's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of the Corporation's assets and the surviving entity or transferee corporation or person shall specifically agree to assume the obligations of the Corporation under this Agreement.

                  7.13 TRANSITION. In the event that Executive's employment with the Corporation terminates, Executive shall, through the last day of employment, and at the Corporation's request, use Executive's reasonable best efforts (at the Corporation's expense) to assist the Corporation in transitioning Executive's duties and responsibility responsibilities to Executive's successor and maintaining the Corporation's professional relationship with all customers, suppliers, etc. Without limiting the generality of the foregoing, Executive shall cooperate and assist the Corporation, at the Corporation's direction and instruction, during the transition period between any receipt of or giving of notice of the termination of employment and the final day of employment.

                    IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                DTOMI, INC.


                                By:_________________________________________
                                       David M. Otto, Chairman of the Board

                                EXECUTIVE


                                 -------------------------------------
                                 John R. Haddock